SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         /X/    Definitive Proxy Statement
         / /    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                           THE BETHLEHEM CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                            THE BETHLEHEM CORPORATION
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1999
                                 ---------------

To the Shareholders of The Bethlehem Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), will be held on Wednesday, November 10, 1999 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania, for the following purposes:

1. To elect eight directors, each to serve for a term of one year and until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;

2. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the Fiscal year ending May 31, 2000, and

3. To transact such other business as may properly come before the Meeting and any adjournment thereof according to the discretion of the persons voting the accompanying proxy.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on October 7, 1999 as the record date (the "Record Date") for the Meeting. Only shareholders of record of the Company's common stock, no par value, on the Company's stock transfer books on the close of business on the Record Date are entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors


                                          HAROLD BOGATZ
                                          Secretary


October 8, 1999


--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                            THE BETHLEHEM CORPORATION
                             25th and Lennox Streets
                           Easton, Pennsylvania 18045
                                 --------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                November 10, 1999
                                 ---------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders by the Board of Directors of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held Wednesday, November 10, 1999 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania or at any adjournment thereof.

         The principal executive offices of the Company are located at 25th and Lennox Streets, Easton, Pennsylvania 18045. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is October 11, 1999.

                        RECORD DATE AND VOTING SECURITIES

         As of the close of business on October 7, 1999, the record date for the Meeting (the "Record Date"), there were 2,378,520 outstanding shares of the Company's common stock, no par value (the "Common Stock"). Except as indicated below, holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

         In the election of directors, each Shareholder shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the election of directors and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. All other matters expected to be brought before the Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Meeting for approval.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted: (i) for the election as Directors of the eight persons who have been nominated by the Board of Directors; (ii) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending May 31, 2000 (the "2000 Fiscal Year"); and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgement of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the

Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principles.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of October 7, 1999, information regarding ownership of the outstanding Common Stock of the Company by (i) all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and Named Executive Officer (as such term is hereinafter defined); and (iii) all directors and executive officers of the Company as a group:

                                                                                      Percentage of
Name and Address of Beneficial Owner*          Shares Owned Beneficially (1)        Outstanding Shares
-------------------------------------          -----------------------------        ------------------

Universal Process Equipment, Inc.               2,706,600(2)(3)                                62.2%
PO Box 338
Roosevelt, NJ  08555

Ronald H. Gale                                  2,779,100(4)(5)                                63.8%

Jan P. Gale                                     2,777,100(4)(5)                                61.2%

James L. Leuthe                                   339,124(4)(6)                                13.5%

Alan H. Silverstein                                  410,000(7)                                14.7%

Salvatore J. Zizza                                   188,000(8)                                 7.3%

B. Ord Houston                                         6,365(4)                                 (9)

Harold Bogatz                                        10,000(10)                                 (9)

James F. Lomma                                               -                                  (9)

Clarence T. Lind                                     20,666(11)                                 (9)

Antoinette L. Martin                                 31,666(12)                                 (9)

All directors and executive officers as a         3,867,921(13)                                 75%
group (12 persons)


--------------------------------------------------------------------------------
* Unless otherwise noted the address of the Beneficial Owner is c/o the Company, 25th & Lennox Streets, Easton, Pennsylvania 18045.

(1) All persons identified as holding options are deemed to be beneficial owners of shares of Common Stock subject to such options by reason of their right to acquire such shares within 60 days after October 7, 1999.

(2) Includes 1,975,000 shares subject to options. See "Certain Relationships and Transactions."

(3)  Does not include shares owned by Ronald H. Gale and Jan P. Gale.

(4)  Includes 500 shares subject to options.

(5)  Includes   2,706,600  shares   beneficially   owned  by  Universal  Process
     Equipment, Inc. ("UPE"), of which the individual is an officer, director and principal stockholder.

(6) Of this total, 52,281 shares are owned by Nikki, Inc., a corporation of which Mr. Leuthe is an officer and director and the sole stockholder, 161,343 shares are owned by Mr. Leuthe and 125,500 shares are subject to options. This total does not include 640 shares owned by Mr. Leuthe's adult children as to which he disclaims beneficial ownership.

(7)  Consists of 410,000 shares subject to options.

(8)  Consists of 188,000 shares subject to options.

(9)  Less than 1.0%.

(10) Consists of 10,000 shares subject to options.

(11) Includes 16,666 shares subject to options.

(12) Consists of 31,666 shares subject to options.

(13) Includes 2,768,332 shares subject to options, including shares subject to options held by persons who are not identified on the table.

                       PROPOSAL I - ELECTION OF DIRECTORS

Nominees

         It is proposed that eight Nominee directors, Harold Bogatz, James F. Lomma, Ronald H. Gale, Jan P. Gale, B. Ord Houston, James L. Leuthe, Alan H. Silverstein and Salvatore J. Zizza (the "Nominees"), be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify. Unless otherwise specified, all Proxies received will be voted in favor of the election of the Nominees as directors of the Company. All Nominees are currently directors of the Company.

         Each Nominee has consented to serve if elected. In the event that any of the Nominees should be unable to serve, the Proxies will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then in office, and each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth information regarding the current ages, terms of office and business experience of the Nominees, including their positions with the Company:

                                                                                                                 Year First Became a
          Name                 Age                           Principal Occupation                                      Director
--------------------     --------------   -------------------------------------------------------------------   --------------------

Salvatore J. Zizza             53         Chairman  of the  Board of  Directors  since  1995;  Chairman  and            1995
                                          Principal of Hallmark  Electrical  Supplies Corp.,  since April of
                                          1998;  from 1991 to July 1997,  Chairman  of The Lehigh  Group,  a public  company  listed  on  the  New  York  Stock  Exchange  with subsidiaries in the distribution of electrical products

Alan H. Silverstein            50         President and Chief Executive Officer of the Company since December           1994
                                          1995;  President  and Chief  Operating  Officer of the Company from
                                          February 1994 to November  1995;  from July 1992 to February  1994,
                                          President  of  Universal  Industrial  Gas,  Inc.,  a  rebuilder  of industrial gas plants

James L. Leuthe                57         President,  Midland Farms, Inc., since August of 1998;  Chairman of           1976
                                          the Board of First Lehigh Corporation, a bank holding company, from
                                          1982 to 1998; from 1977 until 1995 held various  positions with the
                                          Company,  including  most recently  President  and Chief  Executive
                                          Officer

Jan P. Gale(1)                 45         Executive  Vice  President  since  1978  of UPE,  an  international           1991
                                          supplier of complete  process plants and equipment and manufacturer of new equipment in the United States and Europe

Ronald H. Gale(1)              48         President and Chief Executive Officer of UPE since 1978                       1990

Harold Bogatz                  61         Vice President and General Counsel of UPE since 1987;  Secretary of           1995
                                          the Company since 1996

James F. Lomma                 53         President,  J.F.  Lomma Inc.  since 1975,  a trucking,  rigging and           1998
                                          export packaging firm located in South Kearney, N.J. Mr. Lomma also serves as the Chairman of the Special Carrier & Rigging Association

B. Ord Houston                 86         Secretary  of the  Company  from June 1983 to December  1995;  held           1976
                                          various  positions  with the  Company  from 1966 until  1984,  most recently as Executive Vice President


(1) Jan P. Gale and Ronald H. Gale are brothers.

Required Vote

         In voting for directors, each Shareholder is entitled to eight votes for each share of Common Stock held, one for each of eight directors to be elected. A Shareholder may cast his votes evenly for all Nominees or may cumulate his votes and cast them for one Nominee or distribute his votes among two or more Nominees. The eight persons receiving the highest number of votes cast in person or by proxy shall be elected to the Board of Directors. Brokers that do not receive instructions are entitled to vote on the election of directors. Abstentions from voting on the election of directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                    BOARD MEETINGS - COMMITTEES OF THE BOARD

         The Board of Directors held three meetings during the Fiscal year ended May 31, 1999 (the "1999 Fiscal Year"). From time to time the Board of Directors also acts by unanimous written consent. The Board of Directors has constituted an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held (while they were a member of the Board of Directors) plus the total number of meetings held by all committees of the Board on which he served during the 1999 Fiscal Year.

         The Audit Committee currently consists of Messrs. Leuthe, Houston and Lomma and is appointed annually by the Board of Directors to recommend the selection of independent auditors, to review the scope and results of the audit, to review the adequacy of the Company's accounting, financial and operating controls and to supervise special investigations. The Audit Committee met once during the 1999 Fiscal Year.

                  The Compensation Committee currently consists of Messrs. Zizza, Houston and R. Gale and is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of Options or other benefits under such plans. The Compensation Committee met once during the 1999 Fiscal Year.

         The Stock Option Committee currently consists of Messrs. R. Gale and Houston and is appointed annually by the Board of Directors to determine the terms of the grant of stock option and the persons to whom such options shall be granted in accordance with the terms of the Company's Stock option plans and to administer such plans. The Stock Option Committee met once during the 1999 Fiscal Year.

         The Nominating Committee currently consists of Messrs. J. Gale, Zizza, Silverstein and Bogatz, and is appointed annually by the Board of Directors to recommend to the Board of Directors nominees for election as directors. The Nominating Committee met once during the 1999 Fiscal Year.

                          EXECUTIVE COMPENSATION TABLE

         The following table summarizes compensation information for the Company's President and Chief Executive Officer, and two executive officers of the Company whose compensation exceeded $100,000 for the Fiscal Year ended May 31, 1999. The table presents for such individuals information with respect to compensation paid or accrued by the Company for services rendered during the Fiscal Years ended May 31, 1997, 1998 and 1999. Messrs. Silverstein, Lind and Mrs. Martin are collectively referred to herein as the "Named Executive Officers."

                           Summary Compensation Table

                                                         Fiscal Year Compensation            Long Term Compensation
                                                         ------------------------         ----------------------------
                                                                                          Stock
   Name and Principal Position                                          Other Annual       Option       All Other
                                Year           Salary       Bonus     Compensation (1)    Awards    Compensation (2)
----------------------------------------------------------------------------------------------------------------------

Alan H. Silverstein             1999        $ 165,000     $ 88,243      $  6,154          100,000    $ 12,134
President and Chief             1998          154,789       91,214         6,607           50,000      11,865
Executive Officer               1997          140,441       83,570         7,295             --        11,925

Clarence T. Lind                1999          100,000       20,291         6,033             --           612
Vice President of               1998          104,923       21,303         5,849             --           612
Sales and Marketing             1997           99,000       25,907         4,369             --           672


Antoinette L. Martin            1999           90,000       10,924         5,564            5,000         612
Vice President of               1998           90,000       10,900         5,539           10,000         612
Finance, Chief                  1997           89,038          890         5,902             --           612
Financial Officer

(1) Represents lease and insurance payments made by the Company with respect to use of an automobile.

(2)      Represents life insurance premiums paid by the Company.


Option Grants in Last Fiscal Year

         The following table sets forth information concerning options granted during the Fiscal year ended May 31, 1999 under the Company's stock option plans or pursuant to grants to the Named Executive Officers.

                              Number of       Percent of Total
                             Securities       Options Granted
                             Underlying       to Employees in         Per Share
     Name                  Options Granted      Fiscal Year         Exercise Price       Expiration Date
---------------------     -----------------   ----------------   -------------------   --------------------

Alan H. Silverstein            50,000               17.1%             $   1.78          December 17, 2008
Alan H. Silverstein            50,000               17.1%             $   1.78          January 4, 2009

Antoinette L. Martin            5,000                1.7%             $   1.63          August 21, 2008

Aggregated Fiscal Year-End Options

         The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of May 31, 1999. No stock options were exercised by any Named Executive Officer during the 1999 Fiscal Year.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                       Number of
                                  Unexercised Options                      Value of Unexercised
                                    at May 31, 1999            in-the-Money Options at May 31, 1999 ($)(1)
                             ----------------------------     --------------------------------------------

                                                                               Exercisable/
Name                           Exercisable/Unexercisable                      Unexercisable

Alan H. Silverstein                    410,000/0                                222,000/0

Clarence T. Lind                      16,666/3,334                                 0/0

Antoinette L. Martin                  31,666/3,334                                912/0


(1) On May 31, 1999 the last reported sale price of the Common Stock, as reported by the American Stock Exchange, was $1.8125 per share.

Compensation of Directors

         Directors are not compensated in general for their services as a director but are entitled to reimbursement of expenses incurred in connection with their attendance at meetings. In the past the Company has granted options to certain directors.

Employment Agreements

         Alan H. Silverstein, President and Chief Executive Officer, is employed by the Company pursuant to an agreement (the "Employment Agreement") dated February 1, 1994. The Employment Agreement provides for a five year term, with automatic renewal for successive terms of two years, subject to a mutual right, exercisable within 120 days prior to the expiration of any term, not to renew the Employment Agreement. The salary paid to Mr. Silverstein for the first year under the Employment Agreement was $110,000 and increased to $165,000 in the fifth year. The Employment Agreement was renewed for an additional two year period on February 1, 1999. The salary paid to Mr. Silverstein under the Employment Agreement will be $165,000 for the first year increasing to $185,000 in the second year. Mr. Silverstein is entitled to a quarterly bonus based on the defined earnings of the Company.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Ronald H. Gale and Jan P. Gale are Directors and Shareholders of the Company and are officers, directors and principal shareholders of UPE, a principal shareholder of the Company. UPE and/or Ronald H. Gale and/or Jan P. Gale are also majority shareholders or otherwise affiliated with other companies that engage in transactions with the Company. UPE and related entities have purchased process equipment manufactured by the Company and have utilized the Company's remanufacturing services. The approximate total revenues derived from sales to UPE and related parties was approximately $40,000 for the Fiscal year ended May 31, 1999 ("Fiscal 1999") and $1,318,000 for the Fiscal year ended May 31, 1998 ("Fiscal 1998").

         On March 26, 1996, the Board of Directors of the Company, subject to the approval of the Company's Shareholders, granted an option to UPE to purchase 350,000 shares of the Common Stock at an exercise price of $1.8125 per share. Such option was issued in consideration for debt guarantees by UPE for various borrowings by the Company. This transaction was approved by the Company's Shareholders at the Annual Meeting of the Shareholders held on April 23, 1998. Financing charges of $43,000 and $296,000 related to these options was recognized in Fiscal 1999 and Fiscal 1998, respectively. The value ascribed to these options was approximately $424,000, and the balance of $85,000 at May 31, 1999 will be amortized over the terms of the outstanding guarantees.

         On March 26, 1996, the Board of Directors, subject to the approval of the Company's Shareholders, authorized the issuance to UPE of 350,000 shares of Common Stock in consideration for a 50% ownership interest in certain resale inventory, which consists primarily of heat transfer equipment owned by UPE. This transaction was approved by the Company's Shareholders at the Annual Meeting of Shareholders held on April 23, 1998. The Company recorded approximately $126,000 of non-cash compensation expense related to this transaction in Fiscal 1998.

         On August 21, 1998, the Board of Directors of the Company authorized the issuance to UPE of 175,000 shares of Common Stock at an exercise price of $1.63, which represented the fair market value of the stock at the date of the grant. Such option was issued in consideration for guarantees by UPE of borrowings by the Company from PNC Bank National Association. The financing consists of a $4 million line of credit and term loan, secured by the Company's inventory, accounts receivable, machinery and equipment and other assets. The fair value ascribed to the options was $172,000. During Fiscal 1999, the Company recorded $57,000 in financing charges. The balance of $115,000 at May 31, 1999 will be amortized over the estimated three year term of the guarantee.

         In May 1998, the Company transferred inventory with a book value of approximately $1,924,000 to UPE. As part of this transaction, UPE assumed obligations of $1,390,000 and $534,000 of related bank debt. This transaction did not result in a gain or loss in the Company's Fiscal 1998 statement of income.

         From time to time in the ordinary course of business, UPE advances funds to the Company to enable the Company to meet certain temporary cash requirements. The interest on the advances is prime rate (Chase Bank, New York) plus 1%. As of September 23, 1999, $787,000 of these advances remains outstanding.

         As of June 1, 1996, the Company began a three year profit sharing arrangement with UPE. This arrangement was agreed upon as consideration for UPE's role in introducing the Company to Third Millenium Products, Inc.
("Millenium"), assisting in negotiating the acquisition of the assets of the American Furnace Division of Millenium by Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary of the Company, and UPE's role in originating, negotiating, developing and assisting in the marketing of the Tower Filter Process product line. Under this arrangement, which expired in May 1999, UPE was entitled to receive 25% of the defined pre-tax profits of BAM and the Tower Filter Press product line. For the Fiscal Year 1999, no provision for this profit sharing arrangement was required.

         In November 1993, the Company and the Harrisburg Authority settled a lawsuit for $1,300,000 based upon negotiations between the Company, UPE and the Harrisburg Authority. Under the terms of the settlement agreement, UPE agreed to serve as a guarantor and surety for the obligation. In addition, UPE agreed to pay up to $650,000 from the proceeds of the sale of certain of its machinery and equipment inventory and certain equipment co-owned by the Company and UPE. Pursuant to the settlement agreement and for services rendered at that time, the Company granted stock options to UPE. These options provide that at UPE's discretion, the Company will issue additional shares of common stock to UPE in exchange for payments, if any, made by UPE on behalf of the Company to Harrisburg under the settlement agreement instead of reimbursing UPE in cash. UPE may make payments (without prior approval of the Company) on the outstanding amounts due to Harrisburg and thereby be entitled to exercise its options or accept reimbursement for payments it advanced on behalf of the Company. Provided however, for any such payment made by UPE, the Company will not be obligated to issue more than 1,450,000 shares to UPE for such payments. The ratio of exchange shall be as follows: three (3) shares issued for each dollar in payment made by UPE, up to a total of 450,000 shares in exchange for a total of $150,000 in payments, and after such total of 450,000 shares has been reached, two (2) shares issued for each additional $1.50 in payment made by UPE up to a total of 1,000,000 additional shares in exchange for a total of $750,000 in additional payments. On November 1, 1999, all unpaid balances of principal and accrued interest are due and payable to the Harrisburg Authority. The principal balance at October 7, 1999 is $549,774.

         The Company and Salvatore J. Zizza, Chairman of the Board of the Company, are parties to an agreement under which Mr. Zizza renders certain financial advisory services, including those relating to proposed mergers and acquisitions and equity and debt financing and relations with the financial community and investors. Mr. Zizza receives compensation in the amount of $120,000 per annum.


               PROPOSAL II - RATIFICATION OF SELECTION OF AUDITORS

         Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP for the 2000 Fiscal Year be submitted to Shareholders for ratification due to the significance of their appointment to the Company. If Shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Required Vote

         Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the votes cast by all Shareholders represented and entitled to vote thereon. Brokers that do not receive instructions are entitled to vote on the ratification of BDO Seidman, LLP. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite Shareholder vote.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.


                                  ANNUAL REPORT

         All Shareholders of record as of the Record Date are concurrently herewith being sent a copy of the Company's Annual Report for the 1999 Fiscal Year.

ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FOR THE 1999 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SHAREHOLDER INFORMATION, THE BETHLEHEM CORPORATION, 25TH AND LENNOX STREETS, EASTON, PENNSYLVANIA 18045.


                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, Shareholder proposals for such meeting must be submitted to the Company no later than June 2, 2000.

         On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4 (c) (1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by September 15, 2000, the Company will be allowed to use its voting authority as outlined above.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgement.

                                            By Order of the Board of Directors,

                                            Harold Bogatz
                                            Secretary
October 11, 1999